Exhibit 99.1

Contacts:	Jason Khoury	Stephanie Wakefield
	Public Relations	Director, Investor Relations
	650-385-5360	650-385-5261
	jkhoury@informatica.com	swakefield@informatica.com
INFORMATICA REPORTS THIRD QUARTER REVENUES OF $79 MILLION AND 19
PERCENT LICENSE-REVENUE GROWTH
REDWOOD CITY, Calif., October 19, 2006 — Informatica Corporation (NASDAQ: INFA), a leading provider of data integration software, today announced financial results for the third quarter ended September 30, 2006.
     Revenues for the third quarter of 2006 were $78.9 million, up 21 percent from the $65.0 million recorded in the third quarter of 2005. License revenues for the third quarter were $33.6 million, up 19 percent from the $28.2 million recorded in the third quarter of 2005. Net income for the third quarter, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $9.4 million or $0.10 per diluted share, versus net income of $8.3 million or $0.09 per diluted share in the third quarter of 2005. Results for the third quarter of 2006 reflect the impact of share-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas 2005 results exclude these expenses. Non-GAAP net income for the third quarter of 2006 was $14.8 million or $0.16 per diluted share, up over 45 percent from $10.1 million or $0.11 per diluted share in the third quarter of 2005. Non-GAAP net income excludes charges related to purchased in-process research and development, share-based compensation, facilities restructurings, and the amortization of acquired technology and intangible assets. A reconciliation of GAAP operating results and non-GAAP results is included below.
     For the nine-month period ending September 30, 2006, revenues were $232.8 million, an increase of 24 percent from the $187.6 million recorded for the first nine months of 2005. License revenues for the first nine months of 2006 were $103.2 million, up 27 percent from $81.2 million in the first nine months of 2005. GAAP net income for the first nine months of 2006 was $22.3 million or $0.24 per diluted share, versus $20.3 million or $0.22 per diluted share in the first nine months of 2005. Results for the first nine months of 2006 reflect the impact of share-based compensation as required by Financial Accounting Standards (FAS) 123R, whereas 2005 results exclude these expenses. Non-GAAP net income for the first nine months of 2006 was $39.0 million or $0.41 per diluted share, up over 55 percent from $24.7 million or $0.27 per diluted share in the first nine months of 2005.
     “We are pleased to report increasing operating margins and record third quarter profitability,” said Sohaib Abbasi, chairman and CEO of Informatica. “We continue to benefit from strong demand for our products and services driven by our customers’ top business priorities.”
Significant milestones achieved since July include:
•	Signed repeat business with 162 customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included American United Life Insurance, Blue Cross Blue Shield of Minnesota, Canadian Wheat Board, Entergy Services, Motorola, NAVTEQ Corporation, Pacific Gas & Electric Company, Siemens Business Services and Thomson Financial.
•	Signed 46 new customers. Informatica increased its customer base this quarter to 2,658 companies. New customers include AGL South Australia, American Stock Exchange, Banco Santander Brasil, Hudson’s Bay Company, KLM Royal Dutch Airlines, Paramount Pictures, and Sempra Energy Trading.
•	Renewed OEM agreement with Oracle. Oracle and Informatica signed a four-year agreement to continue to offer Informatica as the embedded data integration solution in Oracle’s Business Intelligence Applications, including Siebel Analytics Platform Server and Siebel Incentive Compensation Management Server.
•	Set world record in data integration performance. Informatica PowerCenter achieved the highest throughput results ever recorded in a published benchmark study of a data integration solution. Deployed on an HP Integrity Superdome server, PowerCenter 8 Advanced Edition delivered throughput increases of over two times its precursor, PowerCenter 7.
•	Gained early traction on On-Demand Data Integration. Informatica delivered general availability of the PowerCenter Connect for salesforce.com to enable joint customers to integrate data managed by salesforce.com. Informatica also announced that RightNow, a leading on-demand CRM provider, has agreed to resell Informatica products within its SaaS implementations and joined Informatica’s Service Provider Partner Program. Launched in May 2006, Informatica’s Service Provider Partner Program now includes more than a dozen members focused on SaaS and business process outsourcing.

•	Recognized for award-winning customer implementation. Informatica, Deloitte Consulting, and customer Nationwide won DM Review’s coveted World Class Solution Award in the Data Management category for the ground-breaking FOCUS finance data-management initiative, a multi-year undertaking on the part of Nationwide to transform its global enterprise finance function.
Conference Call and Webcast
     Informatica will be discussing its third quarter 2006 results on a conference call today beginning at 2:00 p.m. PDT. A live Webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 617-801-6888, reservation number 26430095.
About Informatica
Informatica Corporation (NASDAQ: INFA) is a leading provider of enterprise data integration software and services. Using Informatica products, companies gain greater business value by integrating all their information assets. More than 2,650 companies worldwide rely on Informatica to reduce the cost and expedite the time to address data integration needs of any complexity and scale. For more information, call 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.

GAAP to Non-GAAP Results
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
GAAP Net income	$9,384	$8,301	$22,281	$20,251

Plus:
Amortization of acquired technology	549	227	1,545	696
Amortization of intangible assets	162	47	454	141
Facilities restructuring charges	1,108	1,274	3,386	2,902
Purchased in-process research and development	—	—	1,340	—
Share-based payments	3,596	212	10,016	674

Non-GAAP Net income	$14,799	$10,061	$39,022	$24,664

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Diluted net income per share:
Diluted GAAP Net income per share	0.10	0.09	0.24	0.22

Plus:
Amortization of acquired technology	0.01	—	0.02	—
Amortization of intangible assets	—	—	—	—
Facilities restructuring charges	0.01	0.02	0.03	0.04
Purchased in-process research and development	—	—	0.01	—
Share-based payments	0.04	—	0.11	0.01

Diluted Non-GAAP Net income per share	$0.16	$0.11	$0.41	$0.27

Shares used in computing diluted GAAP Net income per share	92,412	93,571	93,326	91,126
Shares used in computing diluted Non-GAAP Net income per share	93,050	93,571	94,129	91,126
Non-GAAP Financial Information
     To supplement the company’s condensed consolidated financial statements presented on a GAAP basis, Informatica uses non-GAAP financial measures of net income and net income per share. These measures are adjusted to exclude the charges and expenses discussed above. The company believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its historical financial performance. These adjustments to the company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the company’s underlying operational results, trends, and marketplace performance. Informatica believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with its historical financial results, as well as comparability to similar companies in the company’s industry, many of which present similar non-GAAP financial measures to investors. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles in the U.S.
Safe Harbor
This press release contains forward-looking statements relating to efforts being conducted with strategic partners such as Oracle, salesforce.com and Service Partner Providers, and assumptions regarding Informatica On-Demand. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to (1) competition with larger companies that have longer operating histories and greater financial, technical, marketing, and other resources; (2) uncertainty in the state of IT spending and the continued growth in the market for data integration solutions in general; (3) lack of control regarding our strategic partners’ devotion of adequate resources to promote, sell, implement, and support our products; and (4) any revision to, delay regarding or cancellation of product release or service availability due to market or other conditions, as well as those risks and uncertainties included under the caption “Risk Factors” in Informatica’s report on Form 10-Q for the quarter ended June 30, 2006, which is on file with the SEC and is available on the company’s investor relations website at www.informatica.com. All information provided in this release is as of October 19, 2006, and Informatica undertakes no duty to update this information.
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Note: Informatica, and PowerCenter are registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners. The development, release and timing of any Informatica product described in this release remain at the sole discretion of Informatica. This release should not be relied upon in making a purchasing decision.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
License	$33,578	$28,168	$103,233	$81,227
Service	45,352	36,829	129,564	106,366

Total revenues	78,930	64,997	232,797	187,593

Cost of revenues:
License	898	862	3,814	2,707
Service	14,162	11,548	42,346	33,416
Amortization of acquired technology	549	227	1,545	696

Total cost of revenues	15,609	12,637	47,705	36,819

Gross profit	63,321	52,360	185,092	150,774

Operating expenses:
Research and development	13,826	10,777	41,069	31,484
Sales and marketing	33,825	28,312	100,790	82,698
General and administrative	6,997	5,146	20,575	15,246
Amortization of intangible assets	162	47	454	141
Facilities restructuring charges	1,108	1,274	3,386	2,902
Purchased in-process research and development	—	—	1,340	—

Total operating expenses	55,918	45,556	167,614	132,471

Income from operations	7,403	6,804	17,478	18,303
Interest income and other, net	3,244	1,911	8,640	4,515

Income before provision for income taxes	10,647	8,715	26,118	22,818
Income tax provision	1,263	414	3,837	2,567

Net income	$9,384	$8,301	$22,281	$20,251

Net income per share:
Basic	$0.11	$0.09	$0.26	$0.23

Diluted	$0.10	$0.09	$0.24	$0.22

Weighted shares used to compute net income per share:
Basic	86,187	87,568	86,500	87,112

Diluted	92,412	93,571	93,326	91,126

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$124,193	$76,545
Short-term investments	310,318	185,649
Accounts receivable, net of allowance of $867 and $1,094	48,572	50,533
Prepaid expenses and other current assets	11,001	9,342

Total current assets	494,084	322,069

Restricted cash	12,016	12,166
Property and equipment, net	15,276	21,026
Goodwill and intangible assets, net	135,959	85,229
Other assets	6,692	532

Total assets	$664,027	$441,022

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and other current liabilities	$44,094	$45,844
Accrued facilities restructuring charges	18,854	18,718
Deferred revenues	76,174	69,748

Total current liabilities	139,122	134,310

Convertible senior notes	230,000	—
Accrued facilities restructuring charges, less current portion	68,719	75,815
Deferred revenues, less current portion	8,066	8,167

Stockholders’ equity	218,120	222,730

Total liabilities and stockholders’ equity	$664,027	$441,022

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Nine Months Ended
	September 30,
	2006	2005
Operating activities
Net income	$22,281	$20,251
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,496	6,691
Recovery for doubtful accounts and sales returns allowances	(33)	(151)
Share-based payments and amortization of stock-based compensation	10,016	674
Amortization of intangible assets and acquired technology	2,623	837
Impairment of property and equipment, net	1,035	—
Non-cash facilities restructuring charges	3,386	2,902
Purchased in-process research and development	1,340	—
Loss on disposal of property and equipment	—	3
Changes in operating assets and liabilities:
Accounts receivable	4,609	9,758
Prepaid expenses and other assets	(1,055)	(4,331)
Accounts payable and other current liabilities	(6,798)	(5,362)
Accrued facilities restructuring charges	(10,223)	(13,972)
Deferred revenue	5,711	6,572

Net cash provided by operating activities	40,388	23,872

Investing activities
Purchases of property and equipment	(2,483)	(9,219)
Purchases of investments	(383,558)	(174,650)
Maturities and sales of investments	259,398	135,906
Acquisition of business, net of cash acquired	(46,720)	—

Net cash used in investing activities	(173,363)	(47,963)

Financing activities
Proceeds from issuance of common stock	22,962	18,636
Repurchases and retirement of common stock	(66,932)	(16,156)
Issuance of convertible senior notes	230,000	—
Payment of issuance costs on convertible senior notes	(6,242)	—

Net cash provided by financing activities	179,788	2,480

Effect of foreign exchange rate changes on cash and cash equivalents	835	(1,569)

Net increase (decrease) in cash and cash equivalents	47,648	(23,180)
Cash and cash equivalents at beginning of period	76,545	88,941

Cash and cash equivalents at end of period	$124,193	$65,761